   As filed with the Securities and Exchange Commission on February 13, 1998
                                         Registration Statement No. ________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-3
                             ----------------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------
                                  KEANE, INC.
             (Exact Name of Registrant as Specified in its Charter)
                             ----------------------

     MASSACHUSETTS                                        04-2437166
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                                Ten City Square
                          Boston, Massachusetts  02129
                                 (617) 241-9200
                       (Address, including zip code, and
                     telephone number, including area code,
                           of registrant's principal
                               executive offices)

                             ----------------------

                                 John F. Keane
                                  Keane, Inc.
                                Ten City Square
                          Boston, Massachusetts  02129
                                 (617) 241-9200
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)

                                    copy to:

                             Hal J. Leibowitz, Esq.
                             c/o Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts  02109
                                 (617) 526-6000

     Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [_] ________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________.

     If delivery of the Prospectus is expected to be made pursuant to Rule 434,
please check the following box.   [_]

         -------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                              Proposed           Proposed
         Title of Each Class of               Amount          Maximum             Maximum
      Securities to be Registered             to be        Offering Price        Aggregate         Amount of
                                            Registered      Per Share(1)     Offering Price(1)  Registration Fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.10 par value per share    189,828 shares          $43.84      $8,322,059.52            $2,456.00
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the American Stock Exchange on February 6, 1998.

     The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.
================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 13, 1998

PROSPECTUS

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                 189,828 Shares


                                  KEANE, INC.

                                  Common Stock

                             ---------------------

     The 189,828 shares of common stock, $.10 par value (the "Common Stock"), of Keane, Inc. ("Keane" or the "Company") covered by this Prospectus may be offered and sold, from time to time, by or on behalf of certain shareholders of the Company identified under the caption "THE SELLING SHAREHOLDERS" (the "Selling Shareholders"). Of the 189,828 shares of Common Stock covered by this Prospectus (the "Shares"), 180,339 shares were issued to the Selling Shareholders on January 30, 1998 in connection with the acquisition (the "Quantum Acquisition") by the Company of Quantum Associates, Inc. d/b/a Omega Systems ("Quantum"), and up to an additional 9,489 shares of Common Stock were reserved for issuance to the Selling Shareholders in connection with certain post-closing adjustments in accordance with the provisions of an Agreement and Plan of Merger, dated as of January 12, 1998, by and among the Company, Alpha Acquisition Corp., a subsidiary of the Company, and Quantum (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, the Company has agreed to register the Shares under the Securities Act of 1933, as amended, and to use its best efforts to cause the Registration Statement of which this Prospectus constitutes a part to be declared and remain effective until the earlier of (i) such time as all of the Shares have been sold by the Selling Shareholders, or (ii) January 30, 1999. The Selling Shareholders have advised the Company that they propose to sell, from time to time, all or part of the Shares covered by this Prospectus on the American Stock Exchange (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the Shares are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Shareholders and/or the purchasers of the Shares for whom they may act as agent or to whom they sell Shares as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement. See "SELLING SHAREHOLDERS" and "PLAN OF DISTRIBUTION." Certain restrictions on the ability of the Selling Shareholders to sell Shares owned by them are described below and under "SELLING SHAREHOLDERS."

     Certain Selling Shareholders, holding or having the right to acquire up to an aggregate of 171,605 Shares as of the date of this Prospectus, have agreed with the Company not to sell, exchange, transfer, distribute, pledge or otherwise dispose of, or enter into any transaction to reduce his or her interest in or risk relating to (whether by short sale or otherwise) or any transaction which would result in a direct or indirect disposition of the Shares until such time as the Company has published (within the meaning of Accounting Series Release Nos. 130 and 135 published by the Securities and Exchange Commission (the "Commission")) financial results covering at least 30 days of combined operations of Quantum and Keane.

     The Company will not receive any of the proceeds from the sale of Shares covered by this Prospectus. The Company will bear all expenses incurred in effecting the registration of such Shares, including all registration and filing fees, "blue sky" fees, printing expenses and all accounting and legal fees of counsel to the Company, and the Selling Shareholders shall bear all brokerage or underwriting expenses or commissions, if any, applicable to the sale of the Shares. The Company and the Selling Shareholders have agreed to certain indemnification arrangements with respect to the Offering. See "PLAN OF DISTRIBUTION."

     The Company's Common Stock is traded on the American Stock Exchange under the symbol "KEA." On February 11, 1998, the closing sale price of the Common Stock on the American Stock Exchange was $46.25 per share.

                             ----------------------

                THE SHARES OFFERED HEREBY INVOLVE A HIGH DEGREE
               OF RISK.  SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                             ----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                The date of this Prospectus is __________, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval system (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the American Stock Exchange. Reports and other information concerning the Company may be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:
          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          (iii) The Company's Registration Statement on Form 8-A registering the Common Stock under Section 12(b) of the Exchange Act, which was declared effective on September 13, 1989.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this

Prospectus and to be a part hereof from the date of filing such documents. Except for financial statements filed by the Company with the Commission on or after July 24, 1997, the financial statements incorporated by reference herein have not been adjusted to reflect the two-for-one split of the Company's Common Stock and Class B Common Stock paid in the form of a Common Stock dividend to holders of record as of August 14, 1997. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically
incorporated by reference into such documents).   All such requests shall be
directed to:  Keane, Inc., Ten City Square, Boston, Massachusetts 02109,
Attention:  Investor Relations Department, Telephone:  (617) 241-9200.

     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

              SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

     Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. For this purpose, any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "expects," "anticipates," "intends," "estimates," "should," "will likely" and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth in "Risk Factors" herein.

                                  THE COMPANY

     Keane provides software design, development, integration and management services for corporations, government agencies and healthcare facilities. Keane's services and methodologies enable clients to leverage their existing information systems capability and more rapidly and cost-effectively develop and manage mission-critical software applications. The Company serves its clients through two operating divisions: the Information Services Division ("ISD") and the Healthcare Services Division ("HSD"). ISD, which accounted for approximately 94% of the Company's revenues in 1996, provides software design, development, outsourcing and integration services to corporations and government agencies with large and recurring software development needs. HSD develops, markets and supports financial, patient care and clinical application software for hospitals and long-term care facilities. The Company provides services primarily to Fortune 1,000 companies, including AT&T Corporation, Eastman Kodak Company, General Electric Company, International Business Machines Corporation, McDonald's Corporation and Proctor & Gamble Company.

     The Company understands that the staff of the Boston Regional Office of the Commission (the "Staff") is conducting an investigation under a formal order with respect to certain sales of the Company's Common Stock made on behalf of the Keane Family Foundation (the "Foundation"), a charitable foundation of which John F. Keane, Sr., Chief Executive Officer and Chairman of the Board of Directors of Keane, is trustee, in a market transaction on November 30, 1995.
To the Company's knowledge: (i) the Staff has made a preliminary determination to recommend that an action be brought against Mr. Keane and the Foundation seeking disgorgement and an injunction against insider trading, and against Mr. Keane seeking a penalty, and (ii) no findings or conclusions with respect to the investigation have been made by the Commission. Mr. Keane and the Foundation will have an opportunity to respond to the recommendation, and that response will be submitted for consideration by the Commission before it takes action on any final recommendation by the Staff.

     Keane is a Massachusetts corporation. The Company's principal executive offices are located at Ten City Square, Boston, Massachusetts, 02129 and its telephone number is (617) 241-9200. As used herein, the terms "Keane" and the "Company" include Keane, Inc. and its subsidiaries.

                                 RISK FACTORS

     The Shares of Common Stock offered hereby include a high degree of risk. The following risk factors should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares offered hereby. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties. When used in this Prospectus, the words "believes," "expects," "anticipates," "intends," "estimates," "should," "will likely" and similar expressions are intended to identify such forward-looking statements. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here. Important factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere herein. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.


     Fluctuations in Operating Results.  The Company has experienced and expects
     ---------------------------------
to continue to experience fluctuations in its quarterly results. Gross margins vary based on a variety of factors including employee utilization rates and the number and type of services performed by the Company during a particular period. A variety of factors influence the level of the Company's revenues in a particular quarter, including general economic conditions which may influence its clients and potential clients to invest in their information systems or to downsize their businesses, the number and requirements of client engagements, employee utilization rates, changes in the rates the Company is able to charge clients for its services, acquisitions by the Company and other factors, many of which are beyond the Company's control. Since a significant portion of the expenses of the Company do not vary relative to the Company's level of revenues, if revenues in a particular quarter do not meet expectations, operating results will be adversely affected, which may have an adverse impact on the market price of the Company's Common Stock. In addition, many of the Company's engagements are terminable without client penalty. An unanticipated termination of a major project could result in an increase in underutilized employees and a decrease in revenue and profits.

     Risks Relating to Acquisitions.  In the past five years, the Company has
     ------------------------------
grown significantly through acquisitions, and the Company's future growth may be based in part on selected acquisitions. The Company's ability to expand successfully by acquisitions depends on many factors, including the successful identification and acquisition of businesses and management's ability to integrate and operate the new businesses effectively. The Company competes for acquisition candidates with other entities, some of whom have greater financial resources than the Company. Increased competition for acquisition candidates may result in fewer acquisition opportunities being made available to the Company as well as less advantageous acquisition terms, including increased purchase prices. The anticipated benefits from any acquisition may not be achieved unless the operations of the acquired business are successfully combined with those of the Company in a timely manner. The integration of the Company's acquisitions requires substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have an adverse impact on the Company's revenues and operating results. In addition, the process of integrating the various businesses could cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have an adverse effect on the Company's operations and financial results.

     Dependence on Personnel.  The Company believes that its future success will
     -----------------------
depend in large part on its ability to continue to attract and retain highly-skilled technical and management personnel. The competition for such personnel is intense. There can be no assurance that the Company will continue to attract and retain personnel necessary for the development of its business.

     Highly Competitive Market.  The custom software services market is highly
     -------------------------
competitive and characterized by continual change and improvement in technology. The market is fragmented, and no company holds a dominant position. Consequently, the Company's competition for client assignments and experienced personnel varies significantly from city to city and by the type of service provided. Some of the Company's competitors are larger and have greater technical, financial and marketing resources and greater name recognition in the markets they serve than does the Company. In addition, clients may elect to increase their internal information systems resources to satisfy their custom software development needs. The Company believes that the bases for competition in the software services industry include the ability to compete cost-effectively, develop strong client relationships, generate recurring revenues, utilize comprehensive delivery methodologies and achieve organizational learning by implementing standard operational processes. In the healthcare software systems market, the Company competes with some companies that are larger in the healthcare market and have greater financial resources than the Company. The Company believes that significant competitive factors in the healthcare software systems market include size and demonstrated ability to provide service to targeted healthcare markets. There can be no assurance that the Company will continue to compete successfully with its existing competitors or will be able to compete successfully with any new competitors.

     Risks of Stock Volatility and Absence of Dividends.  In recent years, the
     --------------------------------------------------
stock market in general and the market for technology stocks, in particular, including the Company's Common Stock, have experienced extreme price fluctuations. There is a risk that stock price fluctuation could impact the Company's operations. Changes in the price of the Company's Common Stock could affect the Company's ability to successfully attract and retain qualified personnel or complete necessary business combinations or other transactions in the future. The Company has never paid any cash dividends on its capital stock, and there can be no assurances that the Company will ever do so in the future.


                                 RECENT EVENTS

     On January 30, 1998, the Company acquired all of the outstanding capital stock of Quantum in exchange for 180,339 shares of its Common Stock. Within 30 days of the date of this Prospectus, the Company expects to issue up to an additional 9,489 shares of the Company's Common Stock to the former shareholders of Quantum pursuant to a post-closing purchase price adjustment. In addition, in connection with the Quantum Acquisition, the Company, the representative of the former shareholders of Quantum and State Street Bank and Trust Company, as escrow agent, have entered into an Escrow Agreement, dated January 30, 1998, providing, among other things, that 18,984 shares of the Company's Common Stock received by such Quantum shareholders pursuant to the Quantum Acquisition will be held in escrow to indemnify the Company in the event of any breaches of representations, warranties or covenants made by Quantum in the Merger Agreement.

     Quantum, now a wholly-owned subsidiary of Keane with the name "Keane Pittsburgh, Inc.", is an application development and software consulting company based in Pittsburgh, Pennsylvania. The Quantum Acquisition was accounted for as a pooling of interests.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

                           THE SELLING SHAREHOLDERS

     The Selling Shareholders acquired the Shares from the Company in connection with the Company's acquisition of all of the outstanding stock of Quantum. The Quantum Acquisition was consummated on January 30, 1998. The Selling Shareholders received a total of 180,339 shares of Common Stock from the Company in exchange for all of the outstanding shares of Quantum, and are expected to receive up to an aggregate of an additional 9,489 shares of Common Stock pursuant to a post-closing purchase price adjustment (see footnote (2), below).

     The following table sets forth the name and the number of shares of Common Stock beneficially owned by the Selling Shareholders as of the date of this Prospectus, the number of the shares to be offered by the Selling Shareholders and the number and percentage of shares to be owned beneficially by the Selling Shareholders if all of the shares offered hereby by the Selling Shareholders are sold as described herein.

                                                                    Number of       Percentage of
                             Number of Shares      Number of        Shares of          Shares of
                             of Common Stock       Shares of       Common Stock         Common
                              Beneficially        Common Stock     Beneficially       Stock Owned
   Name and Address of       Owned Prior to         Offered        Owned After           After
   Selling Shareholder       Offering(1)(2)        Hereby(2)       Offering(1)         Offering
------------------------  -------------------   ---------------  ---------------   ----------------
William Mariotti and              108,031            108,031              0                *  %
Mary K. Mariotti
4208 Trouthaven Drive
Murraysville, PA  15668
Jack Roseman                       37,610             37,610              0                *
117 Doray Drive
Pittsburgh, PA  15237
Richard Smith and Colby            15,957             15,957              0                *
 Smith
112 Davidford Drive
Wexford, PA  15219
Kathleen Detar Gennuso              7,280              7,280              0                *
217 Constance Drive
Pittsburgh, PA  15136
Paul Murray and Colleen             2,727              2,727              0                *
 Murray
1295 Stolz Road
Bethel Park, PA  15102
L. Dan Briner and                   3,044              3,044              0                *
Patricia Briner
140 Murdock Street
Canonsburg, PA  15317


William Deemer, as                      2,768          2,768              0        *
Custodian for J. Luke
Deemer Under the
Pennsylvania Uniform
Gifts to Minors Act
Woodbury Drive
Butler, PA  16001

William Deemer, as                      2,768          2,768              0        *
Custodian for Jessica L.
Deemer Under the
Pennsylvania Uniform
Gifts to Minors Act
112 Woodbury Drive
Butler, PA  16001

William P. Deemer, Jr.                  2,768          2,768              0        *
311 Leax Lane
Turtle Creek, PA  15145

Karen J. Geissler                       2,768          2,768              0        *
6069 Augustine Avenue
Elkridge, MD  21227

Robert J. Deemer                        2,768          2,768              0        *
115 East Spring Street
Zelienople, PA  16063

John Sutton                             1,339          1,339              0        *
4701 Sylvan Drive
Allison Park, PA  15101

-----------------------

*    Less than 1%.

(1) The number of shares beneficially owned is determined under rules promulgated by the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date of this Prospectus through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the Selling Shareholders are direct or indirect beneficial owners of such shares. The Selling Shareholders have sole voting power and investment power with respect to all shares of capital stock listed as owned by the Selling Shareholders.

(2) Includes the maximum number of shares expected to be issued to the Selling Stockholders in connection with certain post-closing adjustments in accordance with the provisions of the Merger Agreement, which number is equal to 5% of the total number of shares reflected in these columns.

                             PLAN OF DISTRIBUTION


    The Selling Shareholders have advised the Company that the Shares covered hereby may be offered and sold by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest, in private or public transactions, in transactions involving principals, in transactions involving brokers, or by any other lawful methods. Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus. Sales of Shares are, in general, expected to be made at the market price prevailing at the time of each such sale; however, prices in negotiated transactions may differ considerably. To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement. Each of the Selling Shareholders has advised the Company that he, she or it does not anticipate paying any consideration other than usual and customary broker's commissions in connection with sales of the Shares. Each of the Selling Shareholders is acting independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Shareholder and any broker-dealer or agent.

    In offering the Shares covered by this Prospectus, each of the Selling Shareholders and any broker-dealers who execute sales for such Selling Shareholder may be considered to be "underwriters" within the meaning of the Securities Act, and any profits realized by such Selling Shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

    Pursuant to the Merger Agreement, all expenses of registration of the Shares will be paid by Keane, including Commission filing fees, and the Selling Shareholders shall bear all brokerage or underwriting expenses or commissions, if any, applicable to the sale of the Shares. The Company has agreed to indemnify in certain circumstances each of the Selling Shareholders and any underwriter and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. Each of the Selling Shareholders has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities, including liabilities under the Securities Act. The Company will not receive any of the proceeds from the sale of Shares by the Selling Shareholders.

    Pursuant to the Merger Agreement, the Company has agreed with each of the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective until the earlier of (i) such time as all of the Shares have been sold by the Selling Shareholders, or (ii) January 30, 1999.
The Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such period.

    Certain Selling Shareholders, holding or having the right to acquire up to an aggregate of 171,605 Shares as of the date of this Prospectus, have agreed with the Company not to sell, exchange, transfer, distribute, pledge or otherwise dispose of, or enter into any transaction to reduce his or her interest in or risk relating to (whether by short sale or otherwise) or any transaction which would result in a direct or indirect disposition of the Shares until such time as the Company has published (within the meaning of Accounting Series Release Nos. 130 and 135 published by the Commission) financial results covering at least 30 days of combined operations of Quantum and Keane.

                                 LEGAL MATTERS

    The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, Boston, Massachusetts.


                                    EXPERTS

    The consolidated balance sheets as of December 31, 1996 and 1995 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

================================================================================

    No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy to any person in any jurisdiction in which such
offer or solicitation of an offer or solicitation would be unlawful.   Neither
the delivery of this Prospectus nor any offer or sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company or that the information contained herein is correct as of any date subsequent to the date hereof.

          ---------------

         TABLE OF CONTENTS

                                          Page
                                          ----

Available Information...................   3
Incorporation of Certain Documents
  By Reference..........................   3
Special Note Regarding Forward-Looking
  Information...........................   4
The Company.............................   5
Risk Factors............................   6
Recent Events...........................   7
Use of Proceeds.........................   7
The Selling Shareholders................   8
Plan of Distribution....................  10
Legal Matters...........................  11
Experts.................................  11

         -----------------------

================================================================================


                                  KEANE, INC.


                                189,828 Shares
                                 Common Stock



                                --------------

                                  PROSPECTUS

                                --------------

======================================


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

  The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.


Filing Fee - Securities and Exchange    $ 2,456
 Commission

Legal fees and expenses of the           10,000
 Company

Accounting fees and expenses              2,000

Blue Sky fees and expenses                   --

Printing expenses                            --

Miscellaneous expenses                      544

Total Expenses                          $15,000

Item 15.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. The Registrant's Articles of Organization provide that the Registrant shall, to the fullest extent permitted by the Massachusetts Business Corporation Law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director of officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization, or in any capacity with respect to any employee benefit plan of the Registrant, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments and fines incurred by such person or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom. However, the Registrant would not provide indemnification if the person seeking indemnification has been adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Registrant or, if applicable, the best interests of the participants in or beneficiaries of the Registrant's employee benefit plans.

     Article 6 of the Registrant's Articles of Organization, as amended, eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.


Item 16.  List of Exhibits.


 5     Opinion of Hale and Dorr LLP.

23.1   Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.

23.2   Consent of Coopers & Lybrand L.L.P.

24     Power of Attorney (See page II-5 of this Registration Statement).

------------------

Item 17.  Undertakings.

       The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 12th day of February, 1998.


                                    KEANE, INC.



                                    By:  /s/ John F. Keane
                                        ------------------------------------
                                         John F. Keane
                                         Chief Executive Officer


                               POWER OF ATTORNEY


     We, the undersigned officers and directors of Keane, Inc., hereby severally constitute John F. Keane, Brian T. Keane, John F. Keane, Jr., Wallace A. Cataldo and Hal J. Leibowitz, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Keane, Inc. to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Title                             Date
---------                    -----                             ----


/s/ John F. Keane            Chief Executive Officer and       February 12, 1998
-------------------------    Chairman of the Board of
John F. Keane                Directors (Principal Executive
                             Officer)


/s/ Wallace A. Cataldo       Vice President-Finance            February 12, 1998
-------------------------    (Principal Financial and
Wallace A. Cataldo           Accounting Officer)



/s/ Philip J. Harkins        Director                          February 12, 1998
-------------------------
Philip J. Harkins


                             Director
-------------------------
Winston R. Hindle, Jr.


                             Director
-------------------------
John F. Rockart


/s/ Robert Shafto            Director                          February 12, 1998
-------------------------
Robert Shafto

                                 EXHIBIT INDEX




Exhibit No.                     Description
-----------                     -----------

5                               Opinion of Hale and Dorr LLP

23.1                            Consent of Hale and Dorr LLP
                                (included in Exhibit 5)

23.2                            Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included in page II-5 of the Registration Statement)